Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Intellinetics, Inc. and Subsidiaries

Columbus, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-237721, 333-222765 and 333-210484) of Intellinetics, Inc. of our report dated March 30, 2021 on the consolidated financial statements of Intellinetics, Inc. and Subsidiaries, which appear in this Annual Report on Form 10-K of Intellinetics, Inc.

/s/ GBQ Partners LLC

Columbus, Ohio

March 30, 2021